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                                                                   EXHIBIT 10.61

                        ALLONGE AND AMENDMENT TO BALLOON
                   PROMISSORY NOTE AND ALL RELATED AGREEMENTS


     This Allonge and Amendment to Balloon Promissory Note and all Related Agreements ("Amendment") is made effective as of the 1st day of July, 1998 between Princeton Dental Management Corporation, a Delaware corporation ("PDMC"), Princeton Medical Management Midwest, Inc., a Michigan corporation ("Princeton Midwest") (PDMC and Princeton Midwest, together with any and all subsidiary and affiliated corporations and individuals are hereinafter collectively referred to herein as "Princeton"), Amdent, P.C., a Michigan professional corporation ("Amdent"), and Glenn C. Lehr, D.D.S. (Dr. Lehr, together with any and all affiliated corporations, is collectively referred to herein as "Dr. Lehr").

                                    RECITALS

     A. Princeton Midwest (formerly known as Princeton Medical Management Corporation) has previously executed in favor of Dr. Lehr that certain Balloon Promissory Note dated July 31, 1992 in the initial principal amount of $1,000,000 (as subsequently supplemented and amended, the "Balloon Promissory Note").

     B. Princeton and Dr. Lehr have also previously entered into numerous additional agreements, including, without limitation, (i) that certain Share Purchase Agreement dated as of July 31, 1992, (ii) that certain Stock Pledge and Escrow Agreement dated as of July 31, 1992, (iii) that certain Management
Agreement Stock Pledge and Escrow Agreement dated as of July 31, 1992,   (iv)
that certain Glenn C. Lehr, D.D.S. Facilities Management Agreement dated as of July 31, 1992, and (v) that certain Installment Promissory Note dated July 31, 1992 in the amount of $168,565.51 (collectively, the "Related Agreements").

     C. Princeton, Amdent and Dr. Lehr desire to further amend the Balloon Promissory Note and the Related Agreements to reflect certain agreements reached by Princeton, Amdent and Dr. Lehr.

                                   AGREEMENTS

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Unless otherwise defined herein, all capitalized terms used herein which are defined in the Balloon Promissory Note and the Related Agreements shall have the meanings assigned to them in the Balloon Promissory Note and the Related Agreements.






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        2. Effective as of July 31, 1998, and assuming the July 1, 1998 payment of $12,132.76, the parties agree that the outstanding principal amount of the Balloon Promissory Note shall be $364,140.52.

        3. On August 3, 1998, Princeton shall make an additional, one-time payment in the amount of $25,000 to Dr. Lehr for credit against the Balloon Promissory Note. Upon receipt of such payment, Dr. Lehr shall make immediate arrangements to return to Princeton any checks, whether insurance or otherwise, which have been sent to Dr. Lehr for dental services provided by Princeton, Amdent or any dentists or other individuals employed or engaged by same.

        4. On August 3, 1998, the parties agree that the outstanding principal amount of the Balloon Promissory Note shall be increased by $30,000, which, after taking into account the additional, one-time payment of $25,000 but prior to taking into account the monthly August, 1998 payment, shall mean that the outstanding principal balance of the Balloon Promissory Note shall be $369,140.50 as of that date.

        5. The parties agree that, effective as of August 3, 1998, the per annum interest rate on the principal balance of the Balloon Promissory Note outstanding from time to time after August 3, 1998 shall be increased from 8% to 9%.

        6. The parties agree that, effective as of August 3, 1998, the monthly payment due on the Balloon Promissory Note shall be increased to a monthly payment of $15,000.

        7. The parties agree that, effective as of the date hereof, the terms and amortization schedule of the Balloon Promissory Note shall be solely as set forth on Exhibit A attached hereto and incorporated herein. Assuming payments are made as per such Exhibit A, Dr. Lehr agrees, upon request and from time to time, to promptly provide Princeton and Princeton's outside auditors with written confirmation that such Exhibit A accurately represents all sums of any sort whatsoever owed by Princeton to Dr. Lehr.

        8. The parties acknowledge (solely for the purposes of this settlement) that prior to this Amendment, Princeton was in default under the Balloon Promissory Note and the Related Agreements on numerous grounds, technical and otherwise, and that such state of ongoing default is expected to continue. Being desirous of resolving all such matters with this Amendment, the parties hereby agree that, effective from and as of the date hereof, the only actionable defaults under the Balloon Promissory Note and the Related Agreements shall be
(i) a failure to make the payments as set forth in this Amendment and on the attached Exhibit A hereto, (ii) a filing by Princeton of a Chapter 7 bankruptcy, and/or (iii) the sale of any or all of the Battle Creek, Ypsilanti or Taylor dental practices . So long as such payments are made and such actions avoided, Dr. Lehr shall not be entitled to claim a default under the Balloon Promissory Note or under any of the Related Agreements or to accelerate the amounts owed pursuant to the Balloon Promissory Note or the Related Agreements. Without limitation, it shall not be an event of default if Princeton (i) becomes generally insolvent or files for bankruptcy



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(provided that such bankruptcy is a Chapter 11 reorganization and not a Chapter
7 liquidation), so long as the payments per Exhibit A continue to be made to Dr. Lehr, and/or (ii) transfers the location of any and all of the underlying collateral (it being specifically understood that it is probable that the location of the Battle Creek dental practice will need to be moved).

        9. Effective as of the date hereof, ownership in Amdent shall be deemed transferred from Dr. Lehr to Dr. David Parker. Dr. Lehr agrees to immediately take whatever steps are deemed necessary by PDMC, including the execution of reasonably necessary documentation, to transfer the entire ownership of and interest in Amdent from Dr. Lehr to Dr. David Parker (or any other designee of PDMC) without any additional cost or obligation whatsoever on the part of Princeton.

        10. The parties hereto agree to mutually waive any and all claims and causes of action which they may have, whether now or in the future, against the other party of any nature whatsoever except as expressly set forth herein. Without limitation, (i) Princeton hereby releases Dr. Lehr from any and all claims, whether known or unknown, including but not limited to all allegations previously made by Princeton regarding the fraudulent conduct of Dr. Lehr, and
(ii) Dr. Lehr hereby releases Princeton and Amdent from any and all claims, whether known or unknown, including but not limited to all allegations previously made by Dr. Lehr regarding wrongful set-off and moneys owed by Princeton and/or Amdent to Dr. Lehr. Without further limitation, the parties agree that the only sums or obligations of any sort whatsoever, whether now or in the future, which may be owed by Princeton or Amdent to Dr. Lehr are as set forth herein and in Exhibit A. Princeton affirms that the debt set forth herein and in Exhibit A is a valid debt and is not subject to set off or counterclaim for any reason whatsoever except as expressly set forth herein.

     Except as specifically amended by this Amendment, the Balloon Promissory Note and the Related Agreements shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Balloon Promissory Note and the Related Agreements, the terms of this Amendment shall control.

     This Amendment may be executed in counterparts.

                           [END OF TEXT ON THIS PAGE]






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     IN WITNESS WHEREOF, the parties have executed this Allonge and Amendment to
Balloon Promissory Note and All Related Agreements as of the date first written above.


PRINCETON DENTAL MANAGEMENT CORPORATION


By:___________________________________
     Gary Lockwood, President


PRINCETON MEDICAL MANAGEMENT MIDWEST, INC.


By:___________________________________
     Gary Lockwood, President


AMDENT, P.C.


By: _________________________
     Glenn C. Lehr, sole shareholder
     and director


_____________________________________
Glenn C. Lehr, D.D.C., individually
and on behalf of any affiliated
companies






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STATE OF MICHIGAN)

COUNTY OF _____  )

     I, ________________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Gary Lockwood, personally known to me to be the President of Princeton Medical Management Midwest, Inc., appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes therein set forth.

     Given under my hand and seal this ___ day of July, 1998.



                                                  ________________________
                                                  NOTARY PUBLIC


My Commission expires __________.



STATE OF MICHIGAN)

COUNTY OF ____   )

     I, ______________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Gary Lockwood, personally known to me to be the President of Princeton Dental Management Corporation, appeared before me this day in person and acknowledged that he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes therein set forth.

     Given under my hand and seal this ___ day of July, 1998.


                                                  ________________________
                                                  NOTARY PUBLIC


My Commission expires __________.






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STATE OF MICHIGAN)

COUNTY OF _____  )

     I, ________________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Glenn C. Lehr, D.D.S., personally known to me to be the sole shareholder and director of Amdent, P.C., appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes therein set forth.

     Given under my hand and seal this ___ day of July, 1998.



                                                  ________________________
                                                  NOTARY PUBLIC


My Commission expires __________.



STATE OF MICHIGAN)

COUNTY OF _____  )

     I, ________________________, a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that Glenn C. Lehr, D.D.S., personally known to me, appeared before me this day in person and acknowledged that he signed and delivered such instrument as his free and voluntary act and with due authorization, for the uses and purposes therein set forth.

     Given under my hand and seal this ___ day of July, 1998.



                                                  ________________________
                                                  NOTARY PUBLIC


My Commission expires __________.



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                                   LEHR NOTE
                                EFFECTIVE 8/1/98



PERIODIC RATE = .75%                           YEARLY RATE = 9%
              PAYMENT           INTEREST       PRINCIPAL BALANCE

LOAN BALANCE @ 7/31/98                                    364140.50

        INCREASE IN LOAN 8/1/98                            30000.00
        LOAN PAYMENT 8/1/98                               -25000.00
                                                        -----------
LOAN BALANCE                                              369140.50

   Aug-98       15000.00        2461.06        12538.94   356601.56
   Sep-98       15000.00        2377.46        12622.54   343979.02
   Oct-98       15000.00        2293.31        12706.69   331272.33
   Nov-98       15000.00        2208.59        12791.41   318480.92
   Dec-98       15000.00        2123.31        12876.69   305604.24
   Jan-99       15000.00        2037.46        12962.54   292641.70
   Feb-99       15000.00        1951.04        13048.96   279592.74
   Mar-99       15000.00        1864.04        13135.96   266456.79
   Apr-99       15000.00        1776.47        13223.53   253233.25
   May-99       15000.00        1688.31        13311.69   239921.56
   Jun-99       15000.00        1599.56        13400.44   226521.12
   Jul-99       15000.00        1510.22        13489.78   213031.33
   Aug-99       15000.00        1420.28        13579.72   199451.61
   Sep-99       15000.00        1329.74        13670.26   185781.36
   Oct-99       15000.00        1238.60        13761.40   172019.96
   Nov-99       15000.00        1146.86        13853.14   158166.82
   Dec-99       15000.00        1054.50        13945.50   144221.32
   Jan-00       15000.00         961.52        14038.48   130182.84
   Feb-00       15000.00         867.93        14132.07   116050.77
   Mar-00       15000.00         773.71        14220.29   101824.48
   Apr-00       15000.00         678.86        14321.14    87503.34
   May-00       15000.00         583.38        14416.62    73086.73
   Jun-00       15000.00         487.27        14512.73    58574.00
   Jul-00       15000.00         390.51        14609.49    43964.51
   Aug-00       15000.00         293.11        14706.89    29257.62
   Sep-00       15000.00         195.06        14804.94    14452.68
   Oct-00       14452.68           0.00        14452.68        0.00
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PERIODIC RATE .6667%
        PAYMENT   INTEREST      PRINCIPAL   BALANCE
                  6905-10       2445-10
                                            430299.71

  Jan-98      12132.76  2868.81   9263.95   421035.76
  Feb-98      12132.76  2807.05   9325.71   411710.04
  Mar-98      12132.76  2744.87   9387.89   402322.15
  Apr-98      12132.76  2682.28   9450.48   392871.68
  May-98      12132.76  2619.28   9513.48   383358.19
  Jun-98      12132.76  2555.85   9576.91   373781.28
  Jul-98      12132.76  2492.00   9640.76   364140.52
  Amount after 7/1/98 payment                                  364140.5
  ---------------------------------------------------
  Aug-98      12132.76  2427.72   9705.04   354435.49            -25000
                                                               --------
  Sep-98      12132.76  2363.02   9769.74   344665.75          339140.5
  Oct-98      12132.76  2297.89   9834.87   334830.87             30000
                                                               --------
  Nov-98      12132.76  2232.32   9900.44   324930.43          369140.5
  Dec-98      12132.76  2166.31   9966.45   314963.98